UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2011

ENTERTAINMENT GAMING ASIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit 3705, 37/F, The Centrium

60 Wyndham Street

Central, Hong Kong

(Address of principal executive offices)

+ 852-3151-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01                                             Entry into a Material Definitive Agreement.

Previous Employment Arrangement for the Company’s CEO

As disclosed in the Form 10-Q and the Form 10-K filed by Entertainment Gaming Asia Inc. (the “Company”) respectively on November 10, 2009 and March 30, 2010, the Company, via its wholly-owned subsidiary in Hong Kong (“EGT-HK”) entered into an employment agreement with Clarence Chung for the position of Chief Executive Officer of the Company (the “CEO”)  for a term of three years from January 1, 2010 to December 31, 2012 with an annualized salary of $1.00 (the “Pervious Employment Agreement”, a copy of which is filed as an exhibit to the said Form 10-Q).

New Employment Arrangement for the Company’s CEO

On December 31, 2011, EGT-HK and Dreamworld Leisure Management Limited (“EGT-BVI”), a newly incorporated company in the British Virgin Islands and a wholly-owned subsidiary of the Company, each entered into different employment agreements with the CEO.  The one entered into by EGT-HK is for the CEO’s services performed within Hong Kong or in relation to the Company’s business, if any, in Hong Kong (the “HK Employment Agreement”) and the other one entered into by EGT-BVI is for the CEO’s services performed outside Hong Kong or in relation to the Company’s business outside Hong Kong (the “Overseas Employment Agreement”).

The service term under both employment agreements is for the remaining term of the Previous Employment Agreement, namely, from January 1, 2012 to December 31, 2012. According to the terms of the HK Employment Agreement, the CEO is entitled to an annual base salary of $1.00 and, if applicable, a compensation that is discretionary in nature with such amount and form (whether in cash or in kind) to be determined by the compensation committee of the Board of Directors of the Company (the “Committee”). On the other hand, the CEO is only entitled to discretionary compensation of such amount and form (whether in cash or in kind) to be determined by the Committee at such time as the Committee deems appropriate according to the terms of the Overseas Employment Agreement. Save for clearly identifying the jurisdictional differences, the terms of the HK Employment Agreement and the Overseas Employment Agreement are in essence the same as the Previous Employment Agreement and upon signing, they have the effect of superseding the Previous Employment Agreement. The CEO receives no compensation from the Company or any subsidiary of the Company for serving as an officer or director of the Company and its subsidiaries, except as provided for in the said two employment agreements and the annual grant of stock options to all directors of the Company.

Item 5.02                                             Compensatory Arrangement of Certain Officers.

On January 3, 2012, pursuant to resolutions passed by the Committee on December 31, 2011 and the Company’s 2008 Stock Incentive Plan, the Company granted to the CEO on that day: (a) as part of his discretionary compensation package under the HK Employment Agreement, options to purchase 600,000 shares of the Company’s $.001 par value common stock (the “Common Stock”) at an exercise price of $0.231 per share provided that all these options will only be vested and become exercisable on January 1, 2013; and (b) as part of his discretionary compensation package under the Overseas Employment Agreement 779,220 shares of restricted Common Stock as remuneration for services performed outside Hong Kong (the “Restricted Stock”).

In relation to the grant of the Restricted Stock, on January 3, 2012, the Company entered into a restricted stock agreement with the CEO (the “Agreement”) for establishing, amongst other terms, the vesting conditions and the risk of forfeiture of the Restricted Stock.

Pursuant to the terms of the Agreement, the Restricted Stock shall vest, subject to and upon the CEO’s achievement of one hundred percent (100%) of the key performance index for him for the Company’s fiscal year ending December 31, 2012 as determined by the Committee (the “KPI”). The KPI is essentially a benchmark for measuring the performance of the CEO during the fiscal year 2012 and it covers (a) the Adjusted EBITDA at certain prescribed levels; (b) the success in securing any new projects to maintain sustainable growth of the Company’s business; and (c) the satisfactory execution and delivery of the projects that the Company announced during 2011 (including all casino and participation projects). Each of the aforesaid three elements of the KPI carries certain weights (in terms of percentage of achievement) assigned thereto. Subject to the determination by the Committee, at its reasonable discretion, after the close of fiscal year 2012 (provided that the determination date (“Determination Date”) shall not be later than April 30, 2013), the degree of achievement (in terms of percentage) of the KPI shall be ascertained by summing up all different weightings of the thresholds of the three elements that have actually been achieved.

Unless otherwise determined by the Committee, at its reasonable discretion, in the event the CEO only achieves less than one hundred percent of the KPI, then only a portion of the Restricted Stock shall vest equal to the product arrived at by multiplying 779,220 shares by the percentage of the KPI that has actually been achieved. The vesting of the Restricted Stock or a portion thereof, if any, shall occur on the next trading day after the Determination Date and any non-vested portion of the Restricted Stock will be forfeited.

With regard to the Restricted Stock, the CEO shall be entitled to the same voting and dividend rights as the other holders of shares of Common Stock of the Company provided that prior to the vesting of the Restricted Stock, (i) the stock certificates of the Restricted Stock bearing the restrictive legends shall be retained by the Secretary of the Company; (ii) any stock or cash dividends issued by the Company will be held by the Company or the Committee in escrow and any forfeiture of the Restricted Stock will also result in the forfeiture of the relevant dividends that may be attributable to the forfeited portion of the Restricted Stock; and (iii) the Restricted Stock shall not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of a third party, or assigned or transferred, by the CEO otherwise than by will or the laws of descent.

In case the CEO’s employment with the Company ceases based on termination by the Company with “Cause” (a term which is defined in the HK Employment Agreement and the Overseas Employment Agreement and generally includes conviction, accusation or claim against the CEO for any offense involving embezzlement, fraud, misappropriation of funds, any act of moral turpitude or dishonesty, willful and continued misconduct, disloyalty, and any material breach of the employment agreement or the rules and regulations as stipulated in the code of conduct or ethics policies of the Company), then all of the Restricted Stock that has not become vested as of the date of such termination (“Non-Vested Shares”) shall become forfeited immediately on the date of the relevant termination. If the CEO’s employment with the Company ceases based on termination by the Company without “Cause” (other than due to death, disability or the unanimous decision of the Board members of the Company (other than the CEO) that the CEO has not satisfactorily performed or discharged his duties as the CEO of the Company but such non-satisfactory performance has not amounted to a Cause (the “Non-Satisfactory Performance”), then all Non-Vested Shares shall become vested immediately on the date of such termination. Also, if the CEO’s employment with the Company terminates due to death, disability or Non-Satisfactory Performance or for any other reason not covered by the scenarios mentioned above, then any Non-Vested Shares shall, become vested or forfeited as determined by the Committee at its reasonable discretion.

Item 9.01                                             Financial Statements and Exhibits

The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description	Method of Filing

99.1	The Executive Hong Kong Employment Agreement dated December 31, 2011 entered into between Elixir Gaming (Technologies) Hong Kong Limited and Mr. Clarence Chung	Filed electronically herewith

99.2	The Executive Overseas Employment Agreement dated December 31, 2011 entered into between Dreamworld Leisure Management Limited and Mr. Clarence Chung	Filed electronically herewith

99.3	The Restricted Stock Agreement dated January 3, 2012 entered into between the Registrant and Mr. Clarence Chung	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT GAMING ASIA INC.

Dated: January 5, 2012	/s/ Clarence Chung
Clarence Chung
Chief Executive Officer